UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 19, 2007)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 19, 2007, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) renewed the Fifth Amended and Restated Advisory Management Agreement (the “Advisory Agreement”) between us and our advisor, Behringer Advisors, LLC, the successor-in-interest to Behringer Advisors LP.  The renewed Advisory Agreement is effective through December 29, 2008; however, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice.  The terms of the Advisory Agreement remain unchanged.

Item 1.02.              Termination of a Material Definitive Agreement.

On December 20, 2007, our operating partnership, Behringer Harvard Operating Partnership I LP (“Behringer Harvard OP”), terminated the $100 million revolving credit facility with Behringer Harvard Multifamily OP I LP, referred to herein as the “borrower.”  The borrower is the operating partnership of Behringer Harvard Multifamily REIT I, Inc. which controls the general partner of the borrower and is referred to herein as the “Multifamily REIT.”  The Multifamily REIT has been formed and sponsored by Behringer Harvard Holdings, LLC, the entity which was also responsible for forming and sponsoring us.  Certain of our executive officers also serve as executive officers of the Multifamily REIT.  The Multifamily REIT, like us, is controlled by a board, the majority of which is independent, none of which overlap with our board, and is not otherwise affiliated with us.

The credit facility was terminated pursuant to a termination agreement dated December 20, 2007, among Behringer Harvard OP, the borrower, Multifamily REIT and Behringer Harvard Holdings, LLC (the “Termination Agreement”).  Prior to terminating the credit facility, the borrower paid Behringer Harvard OP a facility fee equal to $67,456.03 in satisfaction of all amounts due and payable under the credit facility.  Neither we nor the borrower is required to pay any additional fees or penalties as a result of the termination.  The Termination Agreement is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.02 disclosure by reference.

Item 7.01.              Regulation FD Disclosure.

On December 19, 2007, our board of directors declared distributions payable to the stockholders of record each day during for the months of January, February, and March 2008.  The declared distributions will equal a daily amount of $.0017260 per share of common stock, which is equivalent to an annual distribution rate of 6.3% assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Termination Agreement, dated as of December 20, 2007, among Behringer Harvard Multifamily OP I LP, Behringer Harvard Multifamily REIT I, Inc., Behringer Harvard Holdings, LLC and Behringer Harvard Operating Partnership I LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 21, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal and Secretary

Exhibit Index

Exhibit No.	Description

10.1

Termination Agreement, dated as of December 20, 2007, among Behringer Harvard Multifamily OP I LP, Behringer Harvard Multifamily REIT I, Inc., Behringer Harvard Holdings, LLC and Behringer Harvard Operating Partnership I LP